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                                                                 EXHIBIT 10.16


                          TDS TELECOMMUNICATIONS CORPORATION
                    PHANTOM STOCK OPTION INCENTIVE PLAN AGREEMENT


     This Phantom Stock Option Incentive Plan Agreement (the "Agreement") is entered into by and between TDS Telecommunications Corporation, a Delaware
corporation (the "Company") and          (the "Participant"), as of September
30, 1997, pursuant to the provisions of the TDS Telecommunications Corporation's Phantom Stock Incentive Plan (the "Plan") as described in this Agreement and the Long-Term Incentive Program for TDS Telecom Executives dated July, 1997, prepared by Towers Perrin (the "Outline"), a copy of which has been previously furnished to the Participant.

1. PURPOSE. The purpose of the Plan is to provide deferred compensation to certain key employees of the Company. Such deferred compensation shall be based upon the award of stock options, the value of which is related to the appreciation in the value of the common stock of the Company.

2. GRANTS. Annual awards of stock options (the "Options") shall be made to the Participant. The number of such Options shall be determined exclusively by the Company. The Participant shall receive on an annual basis certificates reflecting the number of Options awarded for that year (the "Certificate").

3. ACCOUNTING OF OPTIONS. Options awarded to a Participant shall be credited to an Options Account (the "Account") established and maintained for the Participant. The Account for the Participant shall be the record of the Options awarded annually to the Participant and is solely for accounting purposes.

4. VESTING OF OPTIONS. The Options awarded in each calendar year shall vest in accordance with the Outline.

5. VALUATION OF OPTIONS. For purposes of the Plan, the value of the Options shall be determined in accordance with the Outline.

6. TIME AND MANNER OF EXERCISE OF OPTIONS. The Options consist of two components (i) automatic options and (ii) performance options.

     6.1. EXERCISE OF OPTIONS.

          (a) TERM. The automatic options and performance options shall vest and become exercisable as provided in the Outline. Options may not be exercised until they have vested. All Options shall be exercisable until July 1, 2003 (the "Expiration Date").

          (b) DISABILITY. If the Participant ceases to be employed by the Company by

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     reason of Disability, the only Options that shall be exercisable are those that have been granted to the Participant on or before the effective date of the Participant's termination of employment. All exercisable Options may be exercised by the Participant (or the Participant's Legal Representative) from (i) the date such Options, or a portion thereof, vest until sixty (60) days thereafter or (ii) until the Expiration Date, whichever period is shorter. If the Participant shall die within such period, the Options shall be exercisable by the beneficiary or beneficiaries duly designated by the Participant or, if none, the Participant's Legal Representative or, if none, the person to whom the Participant's rights hereunder shall pass by will or by applicable laws of descent and distribution, to the same extent the Options were exercisable by the Participant on the date of the Participant's death, for a period commencing on the date the Options, or a portion thereof, vest and ending sixty (60) days thereafter or until the Expiration Date, whichever period is shorter. For purposes of the Plan, the term "Disability" shall mean a total physical disability which, in the Company's judgment, prevents the Participant from performing substantially such Participant's employment duties and responsibilities for a continuous period of at least six (6) months.
     The term "Legal Representative" as used in the Plan shall mean a guardian, legal representative or other person acting in a similar capacity with respect to the Participant.

          (c) RETIREMENT. If the Participant ceases to be employed by the Company by reason of the Participant's retirement after attainment of age 65 or by electing to retire pursuant to the Company's early retirement plan, if any, the only Options that shall be exercisable are those that have been granted to the Participant on or before the effective date of the Participant's termination of employment. All exercisable Options may be exercised by the Participant (or the Participant's Legal Representative) from (i) the date such Options, or a portion thereof, vest until sixty (60) days thereafter or (ii) until the Expiration Date, whichever period is shorter. If the Participant shall die within such period, the Options shall be exercisable by the beneficiary or beneficiaries duly designated by the Participant, or if none, the Participant's Legal Representative or, if none, the person to whom the Participant's rights hereunder shall pass by will or by applicable laws of descent and distribution, to the same extent the Options were exercisable by the Participant on the date of the Participant's death, for a period commencing on the date the Options, or a portion thereof, vest and ending sixty (60) days thereafter or until the Expiration Date, whichever period is shorter.

          (d) DEATH. If the Participant ceases to be employed by the Company by reason of death, the only Options that shall be exercisable are those that have been granted to the Participant on or before the date of death. After the date of death, the Options, or a portion thereof, may be exercised by the beneficiary or beneficiaries duly designated by the Participant or, if none, the executor or administrator of the Participant's estate or, if none, the person to whom the Participant's rights hereunder shall pass by will or by applicable laws of descent and distribution for a period commencing on the date the Options, or a portion thereof vest and ending sixty (60) days thereafter or until the Expiration Date, whichever period is shorter.

          (e) OTHER TERMINATION OF EMPLOYMENT. If the Participant ceases to be

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     employed by the Company for any reason other than Disability, retirement after attainment of age 65, resignation of employment with the prior consent of the Company's Board of Directors (as evidenced in the Company's minute book), or death, the Options shall be exercisable only to the extent it is exercisable on the effective date of the Participant's termination of employment and after such date may be exercised by the Participant (or the Participant's Legal Representative) for a period of sixty (60) days after the effective date of the Participant's termination of employment or until the Expiration Date, whichever period is shorter. If the Participant shall die within such period, the Options shall be exercisable only to the extent they are exercisable on the date of death and after the date of death may be exercised by the beneficiary or beneficiaries duly designated by the Participant or, if none, the Participant's Legal Representative or, if none, the person to whom the Participant's rights hereunder shall pass by will or by applicable laws of descent and distribution for a period of one hundred twenty (120) days after the date of death or until the Expiration Date, whichever period is shorter. Notwithstanding the first sentence of this subsection (e), if the Participant ceases to be employed by the Company or an Affiliate on account of the Participant's negligence, willful misconduct, competition with the Company or an Affiliate or misappropriation of confidential information of the Company or an Affiliate, the Options and Participant's ability to exercise such Options shall terminate on the date the Participant's employment terminates unless such Options terminate earlier pursuant to Section 6.2.

          (f) NON-ELIGIBLE POSITION. If the Participant remains employed by the Company but in an ineligible position, the only Options that shall be exercisable are those that have been granted to the Participant on or before the effective date of the Participant's termination or resignation from the eligible position. All exercisable Options may be exercised by the Participant (or the Participant's Legal Representative) from (i) the date such Options, or a portion thereof, vest until sixty
     (60) days thereafter or (ii) until the Expiration Date, whichever period is shorter. If the Participant shall die within such period, the Options shall be exercisable only to the extent they are exercisable on the date of death and after the date of death may be exercised by the beneficiary or beneficiaries duly designated by the Participant or, if none, the Participant's legal representative or, if none, the person to whom the Participant's rights hereunder shall pass by will or by applicable laws of dissent and distribution, to the same extent the Options were exercisable by the Participant on the date of the Participant's death, for a period commencing on the date, the Options, or a portion thereof, vest and ending sixty (60) days thereafter or until the Expiration Date, whichever period is shorter.

     6.2. FORFEITURE OF OPTIONS UPON COMPETITION WITH COMPANY OR ANY AFFILIATE OR MISAPPROPRIATION OF CONFIDENTIAL INFORMATION. Notwithstanding any other provision herein, the Options granted pursuant to this Agreement shall not be exercisable on or after any date on which the Participant (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, as determined by the Company in its sole discretion, and, accordingly, shall be terminated and thereby forfeited to the extent it has not been exercised as of such date.

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     For purposes of the preceding sentence, the Participant shall be treated as entering into competition with the Company or an Affiliate if the Participant (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or (ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

     The Participant shall be treated as misappropriating confidential information of the Company or an Affiliate if the Participant (i) uses Confidential Information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the Confidential Information to anyone not authorized by the Company or such Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any Confidential Information or reproductions thereof from the facilities of the Company or an Affiliate, or (iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the Participant's possession. "Confidential Information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, or financial information of the Company or an Affiliate.

     6.3. METHOD OF EXERCISE. Subject to the limitations set forth in this Agreement, the Options evidenced by the Certificates may be redeemed by the holder of the Certificates (1) by giving written notice to the Senior Vice President-Human Resources and Administration of the Company at least fifteen
(15) days prior to the exercise date specified in such notice, which notice shall specify the number of whole Options to be exchanged by the Participant for cash. The amount of cash received by the Participant shall be determined by taking the most recent Company common stock price as determined by the formula described in the Outline minus the common stock price on the date the Options are granted. The most recent stock price will be calculated and in effect on the date that TDS TELECOM's financial results are released to the investment community. The number of Options that may be exercised at any one time is (i) all of the exercisable Options or (ii) increments of at least five hundred (500) Options.

     6.4. FULL OR PARTIAL CANCELLATION OF OPTIONS. In the event that rights to redeem all or a portion of the Options expire or are unexercised, canceled or forfeited, the holder shall promptly return the Certificates to the Company. If the holder continues to have rights to redeem a portion of the Options granted under the Plan, the Company shall, within ten (10) days of the holder's delivery of the Certificate to the Company, either (i) mark the Certificate to indicate the number of Options which have not expired or been exercised, canceled or forfeited or (ii) issue to the holder a substitute Certificate applicable to such rights, which shall otherwise be substantially similar to the previous Certificate in form and substance. If the holder does not return the Certificate to the Company, cancellation of the Options, to the extent they have expired, been canceled or forfeited shall nonetheless be effective.

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7.   ADDITIONAL TERMS AND CONDITIONS OF OPTIONS.

     7.1. OPTIONS SUBJECT TO ACCEPTANCE OF AWARD. The Options shall become null and void unless the Participant shall accept the Options by executing this Agreement in the space provided at the end hereof and returning it to the Company.

     7.2. TRANSFERABILITY OF OPTIONS. The Options may not be transferred by the Participant other than (i) by will or the laws of descent and distribution, (ii) pursuant to a beneficiary designation effective on the Participant's death, or (iii) to a Permitted Transferee. During the Participant's lifetime the Options are exercisable only by the Participant (or the Participant's Legal Representative) or a Permitted Transferee. Except as permitted by the foregoing, the Options may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Options, the Options and all rights hereunder shall immediately become null and void. For purposes of this Agreement, the term "Permitted Transferee" shall mean (i) a Participant's spouse, (ii) any of the Participant's lineal descendants or (iii) a trust or similar arrangement of which such spouse, lineal descendant of the Participant, or one or more of such persons are the only current beneficiaries.

     7.3. AGREEMENT BY PARTICIPANT. As a condition precedent to any exercise of the Options, the holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Options and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

     7.4. ADJUSTMENT. In the event of any initial public offering of stock during the Plan's existence, the Company will make an equitable adjustment rollover into options of the newly public company. If any other event shall occur which in the judgment of the Company would warrant an adjustment to the number of Options, such adjustment shall be authorized and made by the Company upon such terms and conditions as it may deem equitable and appropriate. To the extent that any such event or action taken under this
Section 7.4 shall entitle the holder of the Options to exercise additional Options, the Options subject to this Agreement shall be deemed to include such additional Options. If any such adjustment would result in a fractional Option, the Company shall pay the holder in connection with the exercise of the Option occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such Option (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the price of a share of common stock on the exercise date minus (B) the price of a share as of the grant date. Any determination made by the Company under this Section 7.4 shall be final, binding and conclusive.

     7.5. CHANGE IN CONTROL. (a) Notwithstanding any other provision of this Agreement or any provision of the Plan, in the event of a Change in Control, the Options shall become immediately exercisable in full. In the event of a Change in Control pursuant to sub section (b)(2) below, there may be substituted for each Option, the number and class of shares into which each Option of the Company stock shall be converted pursuant to such Change in Control.

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In the event of such a substitution, the price per share of stock then subject to the Options shall be appropriately adjusted by the Company, but in no event shall the aggregate value of the Options multiplied by the price for such shares be greater than the aggregate value of the Options multiplied by the price for the shares of stock subject to the Options prior to the Change in Control.

          (b)  For purposes of this Agreement, "Change in Control" shall mean:

               (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
          (iii) of subsection (2) of this Section 7.5(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

               (2) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters

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          (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following
          Person: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate
          Transaction, directly or indirectly, 25% or more of the Outstanding Vote Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Company's Board of Directors will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (3) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

     7.6. COMPLIANCE WITH APPLICABLE LAW. The Options are subject to the condition that if the listing, registration or qualification of the shares of stock subject to the Options upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable, the Options may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

     7.7. DELIVERY OF CERTIFICATES. Upon the exercise of the Options, in whole or in part, the Participant shall deliver or cause to be delivered one or more Certificates representing the number of Options redeemed against full payment therefor.

     7.8. OPTIONS CONFER NO RIGHTS AS STOCKHOLDER. The holder of the Options shall not be entitled to any privileges of ownership with respect to shares of Company's common stock subject to the Options.

8.   MISCELLANEOUS PROVISIONS.

     8.1. OPTIONS CONFER NO RIGHTS TO CONTINUED EMPLOYMENT. In no event shall the granting of the Options or the acceptance of the Options by the Participant give or be deemed to give the Participant any right to continued employment by the Company or Affiliate.

     8.2. DECISIONS OF COMPANY. The Company shall have the right to resolve all questions which may arise in connection with the Options or their exercise. Any interpretation, determination or other action made or taken by the Company regarding the Plan or this Agreement shall be final, binding and conclusive.

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     8.3. SUCCESSORS.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.

     8.4. NOTICES. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by actually delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, or (c) by telecopy with confirmation of receipt. The notice shall be deemed to be received in case of delivery, on the date of its actual receipt by the party entitled thereto, in case of mailing by certified or registered mail, five days following the date of such mailing, and in the case of telecopy, on the date of confirmation of receipt.

     8.5. GOVERNING LAW. The Options, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Wisconsin and construed in accordance therewith without regard to principles of conflicts of laws.

     8.6. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

     8.7 WITHHOLDING. The Company shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

     8.8 UNFUNDED PLAN. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. The Participant shall not have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and the Participant shall only have the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

                         TDS TELECOMMUNICATIONS CORPORATION


                         By:  ________________________________________
                              ________________________________________

PARTICIPANT

______________________________________________
______________________________________________

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